UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd., 4th Floor Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

364-Day Term Loan Credit Facility

On October 1, 2012, Bristow Group Inc. (the “Company”) entered into a senior secured 364-day term loan credit agreement (the “364-Day Credit Agreement”) which provides for $225 million of term loan commitments (the “364-Day Credit Facility”) with SunTrust Bank as administrative agent, sole lead arranger and sole bookrunner, Credit Suisse AG, Cayman Islands Branch and JPMorgan Chase Bank, National Association as co-syndication agents, Regions Bank and BBVA Compass as co-documentation agents and a syndicate of lenders named therein. Proceeds from the 364-Day Credit Facility have been used to finance the Company’s purchase of a minority interest in the equity of and voting power in Cougar Helicopters Inc. (“CHI”), seven large sized helicopters used by CHI and certain other related assets (the “CHI Investment”) and to pay costs and expenses incurred in connection therewith.

Borrowings under the 364-Day Credit Facility bear interest at a rate equal to, at our option, either the Base Rate or LIBOR plus, in each case, an applicable margin. “Base Rate” means the higher of (1) the per annum rate the administrative agent publicly announces as its prime lending rate in effect from time to time and (2) the Federal Funds rate plus 0.50% per annum. The applicable margin ranges from 0.00% to 2.25%, depending on whether the Base Rate or LIBOR is used, and is determined based on our leverage ratio pricing grid. Until delivery of the financial statements for the three months ended September 30, 2012, the applicable margins on Base Rate and LIBOR borrowings will be 1.00% and 2.00%, respectively. The 364-Day Credit Facility will mature on September 30, 2013.

In addition, the 364-Day Credit Agreement includes customary covenants, including certain financial covenants and restrictions on our ability to, among other things, incur additional indebtedness and liens, make loans, make guarantees or investments, sell assets, pay dividends or repurchase our capital stock or enter into transactions with affiliates.

Obligations under the 364-Day Credit Agreement are guaranteed by certain of the our principal domestic subsidiaries (the “Guarantor Subsidiaries”) and secured by the U.S. cash and cash equivalents, accounts receivable, inventories, non-aircraft equipment, prepaid expenses and other current assets, intangible assets and intercompany promissory notes held by the Company and the Guarantor Subsidiaries and 100% and 65% of the capital stock of certain of our principal domestic and foreign subsidiaries, respectively. The obligations of the Company and the Guarantor Subsidiaries under the 364-Day Credit Facility are secured on a pari passu basis with the obligations arising under our Existing Credit Facility (as defined below), subject to an intercreditor agreement entered into between the administrative agents under each of the credit facilities.

Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement

Simultaneously with the closing of the 364-Day Credit Facility, the Company entered into the Second Amendment to its Amended and Restated Revolving Credit and Term Loan Agreement (the “Second Amendment”) by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative, which amends that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010, as amended by the First Amendment, dated as of December 22, 2011 (the “Existing Credit Agreement”), by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent, issuing bank and swingline lender, JPMorgan Chase Bank, National Association, and Bank of America, N.A., as Co-Syndication Agents, and Wells Fargo Bank, National Association, Regions Bank and BBVA Compass, as Co-Documentation Agents.

The Second Amendment amends the Existing Credit Agreement in order to, among other things, permit (i) the entry into the 364-Day Credit Facility and the incurrence of indebtedness thereunder and (ii) the granting of liens by the Company and the Subsidiary Guarantors in favor of the lenders under the 364-Day Credit Facility on a pari passu secured basis with the liens granted in favor of the lenders under the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

Second Supplemental Indenture to Indenture Governing our 7 1/2% Senior Notes due 2017

On October 1, 2012, the Company entered into a supplemental indenture to its indenture dated as of June 13, 2007 (as supplemented on November 2, 2007, the “2007 Indenture”) governing our 7 1/2% Senior Notes due 2017 (the 7 1/2% Notes”), among the Company, the Guarantors under the 2007 Indenture, BHNA Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“BHNA”), and U.S. Bank National Association, as trustee, pursuant to which BHNA became a Guarantor of the 7 1/2% Notes.

Second Supplemental Indenture to Indenture Governing our 3.00% Senior Notes due 2038

On October 1, 2012, the Company entered into a supplemental indenture to its indenture dated June 17, 2008 (as supplemented on June 17, 2008, the “2008 Indenture) governing our 3.00% Convertible Senior Notes due 2038 (the “3.00% Notes”), among the Company, the Subsidiary Guarantors under the 2008 Indenture, BHNA and U.S. Bank National Association, as trustee, pursuant to which BHNA became a Subsidiary Guarantor of the 3.00% Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	364-Day Term Loan and Credit Agreement, dated as of October 1, 2012

10.2	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 1, 2012

10.3	Second Supplemental Indenture, dated as of October 1, 2012, to Indenture dated June 13, 2007 governing our 7 1/2% Senior Notes due 2017

10.4	Second Supplemental Indenture, dated as of October 1, 2012, to Indenture dated June 17, 2008 governing our 3.00% Senior Notes due 2038

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC. (Registrant)

/s/ Joseph A. Baj
By:	Joseph A. Baj Vice President and Treasurer

Dated: October 4, 2012

EXHIBIT INDEX

Exhibit No.	Item

10.1	364-Day Term Loan and Credit Agreement, dated as of October 1, 2012

10.2	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 1, 2012

10.3	Second Supplemental Indenture, dated as of October 1, 2012, to Indenture dated June 13, 2007 governing our 7 1/2% Senior Notes due 2017

10.4	Second Supplemental Indenture, dated as of October 1, 2012, to Indenture dated June 17, 2008 governing our 3.00% Senior Notes due 2038

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